Exhibit 10.31

FRNT Financial 49 Wellington St. E, Toronto, ON, M5E1C9 www.frnt.io

Consulting Services Agreement

This Consulting Services Agreement (“Agreement”) is made and entered into by and between DevvStream Corp. (the “Client”) and FRNT Financial Inc. (the “Consultant”). The Consultant agrees to provide the services described below to the Client under the terms of this Agreement.

1.	Term
The term of this Agreement shall commence on July 20, 2025 (the “Start Date”) and continue until the end of the Term (as defined below).

2.	Consulting Services

The Consultant shall provide the Client with the following services on an ad hoc or as‑needed basis (collectively, the “Services”):

●	Strategic and technical crypto advisory, including evaluation of tokens, ecosystems, and investment themes;
●	Review and recommendations regarding service providers, including but not limited to trading venues, custody solutions, and industry best practices;
●	Strategy input on yield opportunities, derivatives, and structuring considerations;
●	Periodic written reports, spreadsheets, and other deliverables as agreed; and
●	Limited on‑call brainstorming and strategic input.

The parties may agree by mutual consent to amend or supplement the foregoing list of Services during the Term. The Consultant shall maintain records of Services provided.

3.	Compensation for Services

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Relationship

The Consultant is engaged as an independent Consultant, and nothing in this Agreement shall be construed to create an employer–employee relationship, partnership, or joint venture between the parties. The Consultant is solely responsible for all taxes, insurance, and employment obligations related to its own personnel.

4.	Confidentiality and Intellectual Property

The Consultant and its personnel shall comply with the Client’s confidentiality and intellectual‑property policies while performing the Services.

5.	Limitation of Liability

In no event shall Consultant be liable to Client or to any third party for any loss of use, revenue, or profit or loss of data or diminution in value, or for any consequential, incidental, indirect, exemplary, special, or punitive damages whether arising out of breach of contract, tort (including negligence), or otherwise, regardless of whether such damage was foreseeable and whether or not service provider has been advised of the possibility of such damages, and notwithstanding the failure of any agreed or other remedy of its essential purpose. In no event shall Consultant’s aggregate liability arising out of or related to this agreement, whether arising out of or related to breach of contract, tort (including negligence), or otherwise, exceed the aggregate amounts paid or payable to Consultant pursuant to this agreement in the period preceding the event giving rise to the claim.

6.	Force Majeure

No party shall be liable or responsible to the other party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations of Client to make payments to Consultant hereunder), when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the impacted party's ("Impacted Party") reasonable control including, without limitation, the following force majeure events ("Force Majeure Event(s)"): (a) acts of God; (b) flood, tsunami, fire, earthquake, explosion; (c) epidemics, pandemics (d) war, invasion, hostilities (whether ware is declared or not), terrorist threats or acts, riot, or other civil unrest; (e) government order, law or actions; (f) embargoes or blockades in effect on or after the date of this Agreement; (g) national or regional emergency; (h) telecommunication breakdowns, power outages or shortages; and (i) other events beyond the reasonable control of the Impacted Party. The Impacted Party shall give notice within 5 days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause.

6.	Miscellaneous

This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DevvStream Corp. By:/s/ Chris Merkel Name: Chris Merkel Title: Chief Operating Officer	FRNT Financial Inc. By: /s/ Stephanie Ouellette Name: Stephanie Ouellette Title: Chief Executive Officer